Exhibit 35.3



                                                    [LOGO] Countrywide(R)
                                                    ----------------------
                                                          HOME LOANS

                                                      400 Countrywide Way
February 28, 2007                             Simi Valley, California 93065-6298

Impac Secured Assets Corporation
19500 Jamboree Road
Irvine, CA 92612

                              OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

      (a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

      (b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


/s/ Joseph Candelario           February 28, 2007
---------------------           -----------------
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

See Deal Name listing on following page.

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Exhibit A

ISAC 2006-1 (Subserviced)
ISAC 2006-1 (Subserviced)
ISAC 2006-2 (Subserviced)
ISAC 2006-3 (Subserviced)
ISAC 2006-4 (Subserviced)
ISAC 2006-5 (Subserviced)
ISAC 2006-5 (Subserviced)
ISAC 2006-3 (Subserviced)
ISAC 2006-4 (Subserviced)
ISAC 2006-2 (Subserviced)
ISAC 2006-5 (Subserviced)